EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 21, 2019

To the Participants, Benefit Plan Administration Committee, and Investment Committee
DTE Energy Company Defined Contribution Plans

We consent to the incorporation by reference in Registration Statement No. 333-202343 of DTE Energy Company on Form S-8 of our report dated June 21, 2019, appearing in this Annual Report on Form 11-K of the DTE Energy Company Savings and Stock Ownership Plan, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, and the DTE Gas Company Investment and Stock Ownership Plan, collectively referred to as the “DTE Energy Company Defined Contribution Plans”, as of, and for the year ended, December 31, 2018.

/s/ George Johnson & Company

CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan